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EXHIBIT 5.1

March 31, 1997


Quarterdeck Corporation
13160 Mindanao Way
Marina del Rey, California  90292

                 Re:      Registration Statement on Form S-8

Dear Sirs:

                 I have acted as counsel to Quarterdeck Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 1,700,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), issuable by the Company pursuant to its Amended and Restated 1990 Stock Plan (the "Stock Plan") and Amended and Restated 1990 Directors Stock Option Plan (together with the Stock Plan, the "Plans"). The Shares are to be issued by the Company in the manner described in the Registration Statement, the exhibits thereto, and the documents comprising the prospectuses thereunder (the "Prospectuses").

                 As such counsel, I have examined the Registration Statement, the Prospectus, the Plans and such other documents, and have obtained such certificates and assurances from public officials and from representatives of the Company, and have made such inquiries, as I deem necessary for the purpose of rendering this opinion. I have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies.

                 I have assumed for purposes of this opinion that the Company will not grant any award under the Plans pursuant to which Shares could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law. My opinion herein is limited to matters under the federal laws of the United States of America, the laws of the State of California and the Delaware General Corporation Law.

                 I am of the opinion that, when issued and paid for in accordance with the Plans and any agreements pursuant to which such Shares are issued, the Shares to be issued by the Company pursuant to awards granted under the Plans will be validly issued, fully paid and nonassessable.

                 This opinion is rendered to you in connection with the Registration Statement and may not be relied upon by any person other than you, or by you in any other context, without my prior written consent. This opinion may not be quoted without my prior written consent. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                       BRADLEY D. SCHWARTZ
                                       Senior Vice President and General Counsel
BDS/msu